      NATIONAL GRID USA
(Parent Company Only)
 Balance Sheet
At March 31, 2000
(Unaudited)

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
ASSETS
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
     (In Thousands)
Investments:
     Common stocks of subsidiaries, at equity     $3,058,486
     Notes of subsidiaries     317,211
     Other investments     6,169
          ----------
     Total investments     3,381,866
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Current assets:
     Cash     98
     Temporary cash investments     102,301
     Other accounts receivable     3,067
     Notes receivable from affiliates     620,000
     Interest and dividends receivable from affiliates     3,563
     Other current assets     54
          ----------
     Total current assets     729,083
          ----------
Deferred federal income taxes     5,525
Deferred charges and other assets     5,440
          ----------
          $4,121,914
          ==========
CAPITALIZATION AND LIABILITIES
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Common share equity:
     Common shares, par value $1 per share     $   59,355
     Paid-in capital     3,978,561
     Retained earnings     2,171
          ----------
     Total common equity     4,040,087
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Current liabilities:
     Accounts payable (including $1,841,000 to subsidiaries)     8,740
     Accrued taxes and other     23,485
     Dividends declared     35,340
          ----------
     Total current liabilities     67,565
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Other reserves and deferred credits     14,262
          ----------
          $4,121,914
          ==========
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